				BankFinancial Corporation Subscription & Community Offering Stock Order Form			____________

				BankFinancial, F.S.B. Conversion Center Xx xxxxxx xxxxxx xxxxxxxxx, IL xxxxx xxx-xxx-xxxx	Expiration Date for Stock Order Forms: day, December x, 2004 12:00 noon., Central Time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price X 10.00 =		(2) Total Payment Due	Minimum number of shares: 25 shares ($250.00) Maximum number of shares: 50,000 shares ($500,000.00). See Instructions.
____________________		$	__________

(3) Employee/Officer/Director Information ☐ Check here if you are an employee, officer or director of BankFinancial, F.S.B. or member of such person’s immediate family living in the same household.

(4) Method of Payment/Check Enclosed is a check, bank draft or money order payable to BankFinancial Corporation in the amount indicated in this box.				Total Check Amount	$	__________	•

(5) Method of Payment/Withdrawal - The undersigned authorizes withdrawal from the following account(s) at BankFinancial,
F.S.B. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at BankFinancial, F.S.B. cannot be used unless special transfer arrangements are made.

Bank Use			Account Number(s) To Withdraw			$ Withdrawal Amount
					$	__________	•
					$	__________	•

(6) Purchaser Information
Subscription Offering - Check here if you are an:
☐ a. Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2003. List account(s) below.
☐ b. Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 on September 30, 2004 but are not an Eligible Account Holder. List account(s) below.
☐ c. Other Members with a deposit account(s) on November x, 2004 and each borrower as of January 1, 1999 whose borrowings remain outstanding as of November x, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. List account(s) or loan(s) below.
Community Offering – Check here if you are an:
☐ d. Other community member (Indicate county of residence in #8 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Account Number(s)	Account Title (Name(s) on Account)						BANK USE

(7) Form of Stock Ownership & SS# or Tax ID#:
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e. trust, estate)	SS#/Tax ID#-
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)		☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan	SS#/Tax ID#-

(8) Stock Registration & Address: Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:

Name Continued:

Mail to- Street:

City:			State: __________________	Zip Code:

(9) Telephone Daytime/Evening	( )	—	( )	—	County of Residence

(10) ☐ NASD Affiliation - Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person affiliated, or associated, with a NASD member, (continued on reverse side)			(11) ☐ Associates/Acting in Concert - Check here and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares.

(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received by BankFinancial, F.S.B. no later than 12:00 noon, Central time, on day, December 2004, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by BankFinancial, F.S.B., this stock order form may not be modified, withdrawn or canceled without BankFinancial, F.S.B.’s consent and if authorization to withdraw from deposit accounts at BankFinancial, F.S.B. has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of BankFinancial Corporation described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to BankFinancial Corporation.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or				Bank Use

indirectly, to transfer the legal or beneficial ownership of reorganization subscription rights or the underlying securities to the account of another. BankFinancial, F.S.B., BankFinancial MHC and BankFinancial Corporation will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW
Signature	Date	Signature	Date

Item (6) Purchaser Account Information – continued:
Account Number(s)	Account Title (Name(s) on Account)	BANK USE

Item (10) NASD continued:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a person means:

(1) any corporation or organization, other than BankFinancial Corporation, BankFinancial, F.S.B. or a majority-owned subsidiary of BankFinancial, F.S.B. of which a person is a senior officer or partner or 10% beneficial stockholder;

(2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3) any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of BankFinancial Corporation or BankFinancial, F.S.B.

Acting in concert - The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

Persons or companies who file jointly a form 13D or 13G with any regulatory agency will be deemed to be acting in concert.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY BANKFINANCIAL, F.S.B., BANKFINANCIAL MHC, BANKFINANCIAL, CORPORATION., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Robert Albanese, Regional Director of the Northeast Regional Office at (xxx) xxx-xxxx.

I further certify that, before purchasing the common stock, par value $0.01 per share, of BankFinancial Corporation (the “Company”), the proposed holding company for BankFinancial, F.S.B., I received a prospectus of the Company dated                  , 2004 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page     , the risks involved in the investment in this common stock, including but not limited to the following:

1)      Our Nonresidential Real Estate Loans, Multi-family Mortgage Loans, Construction and Land Loans, Commercial Loans and Commercial Leases Expose Us to Increased Credit Risks.

2)      Our Concentration of Loans to Nursing Homes Exposes Us to Increased Credit Risk.

3)      The Net Realizable Value of Our Investment Securities Could Be Lower than the Fair Values Assigned to Them Under Accounting Principles Generally Accepted in the United States of America.

4)      Changes in Market Interest Rates Could Adversely Affect Our Financial Condition and Results of Operations.

5)      The Future Price of the Shares of Common Stock May be Less Than the Purchase Price in the Offering.

6)      If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

7)      We May Pursue Acquisitions to Supplement Internal Growth.

8)      Since Our Business is Concentrated in the Chicago Metropolitan Area, a Downturn in the Economy of This Area May Adversely Affect Our Business.

9)      The Loss of One or More Key Personnel Could Adversely Affect Our Operations.

10)   Our Ability to Originate Commercial and Other Nonresidential Loans is Restricted by Federal Regulation.

11)   Our Future Success Is Dependent On Our Ability To Compete Effectively In The Highly Competitive Banking Industry.

12)   Our Stock-Based Benefit Plans Will Increase Our Costs, Which Will Reduce Our Profitability and Stockholders’ Equity.

13)   The Implementation of Stock-Based Benefit Plans Following the Offering May Dilute Your Ownership Interest.

14)   Our Return on Stockholders’ Equity Will Continue to Be Low Following the Offering.

15)   Our Failure to Effectively Utilize the Net Proceeds of the Offering Could Reduce Our Profitability.

16)   Various Factors May Make Takeover Attempts More Difficult to Achieve.

17)   We Continually Encounter Technological Change, and May Have Fewer Resources Than Many of Our Competitors to Continue to Invest In Technological Improvements.

18)   Our Business May Be Adversely Affected By The Highly Regulated Environment In Which We Operate.

19)   International Events May Adversely Affect Financial Markets and Our Operations.

(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature	Date	Signature	Date

Print Name		Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

BankFinancial Corporation

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Illinois Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA IL(use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•      The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•      The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•      A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•      The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•      The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum purchase in the Subscription Offering is $500,000 (50,000 shares), and the maximum purchase in the Community Offering (if held) by any person, is $500,000 (50,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $750,000 (75,000 shares) of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of BankFinancial, F.S.B. or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to BankFinancial Corporation. Your funds will earn interest at BankFinancial, F.S.B.’s passbook rate of interest until the reorganization is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at BankFinancial, F.S.B., indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information

Subscription Offering

a.      Check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2003.

b.      Check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on September 30, 2004 but are not an Eligible Account Holder.

c.      Check this box if you are an Other Depositor with a deposit account(s) on              x, 2004 and each borrower as of January 1, 1999 whose borrowings remain outstanding as of November x, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

d.      Check this box if you are an other community member (Indicate county of residence in item 8).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration, Mailing Address and County

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.

Complete the requested stock certificate registration, mailing address and county in item 8.

The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide”. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s) Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 – NASD Affiliation Check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 – Associates/Acting in Concert

Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert (also defined on the reverse) with you has submitted another order for shares and complete the reverse side of the stock order and certification form.

Item 12 – Acknowledgement

Sign and date the stock order and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order and certification form to any full service branch office of BankFinancial, F.S.B. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by BankFinancial, F.S.B. no later than 12:00 noon, Central time, on              day, December x, 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.

BankFinancial, F.S.B., Conversion Center

Xx xxxxxxxxxxx

xxxxxxx, IL xxxxx

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